Exhibit 32

SECTION 1350 CERTIFICATIONS

This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

The undersigned, who is the Chief Executive Officer and Chief Financial Officer of Image Chain Group Limited, Inc. (the “Company”), hereby certifies to his knowledge as follows:

The Annual Report on Form 10-K of the Company, which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in this Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 17, 2017	/s/ Wenchang Gu
Wenchang Gu Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial and Accounting Officer) and Director